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                                                                    Exhibit 21.1

                         HARMONIC INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

The following table shows certain information with respect to the active significant subsidiaries of the Company as of December 31, 2000.


NAME                                STATE OR OTHER                     PERCENT OF VOTING
                                    JURISDICTION OF                    SECURITIES OWNED
                                    INCORPORATION                      BY HARMONIC

Harmonic Lightwaves (Israel) Ltd.   Israel                                   100%
Harmonic Data Systems Ltd.          Israel                                   100%
Harmonic (UK) Ltd.                  United Kingdom                           100%
Harmonic Europe S.A.S.              France                                   100%
Harmonic Germany GmbH               Germany                                  100%
Harmonic (Asia Pacific) Ltd.        Hong Kong, China                         100%
Harmonic Data Systems Inc.          U.S.A.                                   100%
Harmonic International Inc.         U.S.A.                                   100%